Exhibit 10.8

FORM OF COLUMBIA BANK

EMPLOYEE STOCK OWNERSHIP PLAN

Effective January 1, 2018

Columbia Bank

Employee Stock Ownership Plan

Certification

I, Thomas J. Kemly, President and Chief Executive Officer of Columbia Bank (the “Bank”), hereby certify that the attached Columbia Bank Employee Stock Ownership Plan, effective January 1, 2018, was adopted by the Board of Directors of Columbia Bank.

ATTEST:	COLUMBIA BANK

By:
Thomas J. Kemly

Date

Columbia Bank

Employee Stock Ownership Plan

Columbia Bank

Employee Stock Ownership Plan

Section 1

Introduction

Section 1.01        Nature of the Plan.

The Bank adopted this Plan effective January 1, 2018 to enable Eligible Employees to acquire stock ownership interests in the Company. The Bank intends this Plan to be a tax-qualified stock bonus plan under Section 401(a) of the Code, and an employee stock ownership plan within the meaning of Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Sections 409 and 4975(e)(7) of the Code. The Plan is designed to invest primarily in the common stock of the Company, which stock constitutes “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA and Sections 409(l) and 4975(e)(8) of the Code. Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with the Bank’s intent for it to be a tax-qualified plan designed to invest primarily in qualifying employer securities.

Section 1.02        Employers and Affiliates.

The Bank and each of its Affiliates which, with the consent of the Bank, adopt the Plan pursuant to the provisions of Section 12.01 of the Plan are collectively referred to as the “Employers” and individually as an “Employer.” The Plan shall be treated as a single plan with respect to all participating Employers. No Employer is a Subchapter-S corporation as of the Effective Date.

Section 2

Definitions

Section 2.01         Definitions.

In this Plan, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms “he,” “his,” and “him,” shall refer to a Participant or Beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

(a)          “Account” or “Accounts” mean a Participant’s or Beneficiary’s Company Stock Account and/or his Other Investments Account, as the context so requires.

(b)          “Acquisition Loan” means a loan or other extension of credit, including an installment obligation to a “party in interest” (as defined in Section 3(14) of ERISA) incurred by the Trustee in connection with the purchase of Company Stock and meeting the requirements of an exempt loan as set forth in Section 4.03 of the Plan.

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(c)          “Affiliate” means any corporation, trade or business, which, at the time of reference, is together with the Bank, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Bank under Section 414(o) of the Code; provided, however, that, where the context so requires, the term “Affiliate” shall be construed to give full effect to the provisions of Sections 409(l)(4) and 415(h) of the Code.

(d)          “Bank” means Columbia Bank and any entity which succeeds to the business of Columbia Financial, Inc. and which adopts this Plan in accordance with the provisions of Section 12.02 of the Plan or by written agreement assuming the obligations under the Plan.

(e)           “Beneficiary” means the person(s) entitled to receive benefits under the Plan following a Participant’s death, pursuant to Section 7.03 of the Plan.

(f)           “Break in Service” means any Plan Year, in which an Employee has 500 or fewer Hours of Service. Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence (the Employee shall not be credited with more than 501 Hours of Service to avoid a Break in Service), unless he does not resume his Service at the end of the Recognized Absence. Further, if an Employee is absent for any period (i) by reason of the Employee’s pregnancy, (ii) by reason of the birth of the Employee’s child, (iii) by reason of the placement of a child with the Employee in connection with the Employee’s adoption of the child, or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service. Hours of Service shall be credited only in the year in which the absence from work begins, if a Participant would be prevented from incurring a one-year Break in Service in such year solely because the period of absence is treated as Hours of Service, or in any other case, in the immediately following year.

(g)          “Change in Control” means the first occurrence of any of the following events:

(i)	the acquisition by any person (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (“Act”)), other than by Columbia Bank MHC, the Company, the Bank, any other subsidiary of the Company, and any employee benefit plan of the Company or the Bank or any other subsidiary of the Company, of fifty percent (50%) or more of the combined voting power entitled to vote generally in the election of the directors of the Company’s or the Bank’s then outstanding voting securities;

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(ii)	the persons who were serving as the members of the Company Board of Directors (“Company Board”) or Bank Board of Directors (“Bank Board”) immediately prior to the commencement of a proxy contest relating to the election of directors or a tender or exchange offer for voting securities of the Company or the Bank, as applicable (“Incumbent Directors”), shall cease to constitute at least a majority of such board (or the board of directors of any successor to the Company or the Bank, as applicable) at any time within one year of the election of directors as a result of such contest or the purchase or exchange of voting securities of the Company or the Bank, as applicable, pursuant to such offer, provided that any director elected or nominated for election to the Company Board or Bank Board, as applicable, by a majority of the Incumbent Directors then still in office and whose nomination or election was not made at the request or direction of the person(s) initiating such contest or making such offer shall be deemed to be an Incumbent Director for purposes of this subsection (ii); or

(iii)	a sale, transfer, or other disposition of all or substantially all of the assets of the Company or the Bank which is consummated and immediately following which the persons who were the owners of the Company or the Bank, as applicable, immediately prior to such sale, transfer, or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership immediately prior to the sale, transfer, or disposition, more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of (i) the entity or entities to which such assets or ownership interest are sold or transferred or (ii) an entity that, directly or indirectly, owns more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the entities described in clause (i).

Notwithstanding anything herein to the contrary, the issuance of common stock by the Company or the Bank shall not be deemed to be a Change in Control nor shall any subsequent “second-step” conversion and stock issuance be deemed to be a Change in Control for purposes of this Plan.

To the extent necessary to comply with Code Section 409A, a Change in Control will be deemed to have occurred only if the event also constitutes a change in the effective ownership or effective control of the Company or the Bank, as applicable, or a change in the ownership of a substantial portion of the assets of the Company or the Bank, as applicable, in each case within the meaning of Treasury Regulation section 1.409A-3(i)(5).

(h)          “Code” means the Internal Revenue Code of 1986, as amended.

(i)           “Committee” means the individual(s) responsible for the administration of the Plan in accordance with Section 9 of the Plan.

(j)           “Company” means Columbia Financial, Inc. and any entity which succeeds to the business of Columbia Financial, Inc.

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(k)          “Company Stock” means the voting common stock of Columbia Financial, Inc., and any other common stock issued by another corporation which is a member of the same group of controlled corporations. Company Stock shall also include any securities substituted for such stock by way of recapitalization, reorganization, merger or consolidation. The Plan shall not hold or invest in any Company Stock unless such securities are (i) common stock which is readily tradable in an established market or (ii) if there is no such readily tradable common stock, then common stock having a combination of voting power and dividend rights equal to or in excess of that class of common stock having the greatest voting power and that class of common stock having the greatest dividend rights; provided that non-callable preferred stock which is convertible at any time at a reasonable price into common stock having the characteristics described above may be held or purchased as Plan investments.

(l)           “Company Stock Account” means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund invested in Company Stock.

(m)         “Compensation” shall mean all of the taxable earnings reportable on the Participant’s IRS Form W-2 (except as otherwise provided below). Compensation shall include only that compensation which is actually paid to the Participant during the applicable Plan Year. Annual Compensation shall also include any amount not includable in the gross income of the Participant under Code sections 125, 132(f), 402(e)(3), 402(h) or 403(b) covering cafeteria plans, cash or deferred arrangements under 401(k) plans, salary reduction arrangements under simplified employee pension plans and tax-sheltered annuities. Compensation shall exclude severance pay or termination pay that is paid prior to a Participant’s termination of employment, as well as fringe benefits, reimbursements, moving expenses, non-qualified deferred compensation, any payments to a Participant performing Qualified Military Service in lieu of wages the individual would have received from the Employer if the individual were performing services for the Employer, unused leave and welfare benefits.

A Participant’s Compensation shall not exceed the limit set forth in Section 401(a)(17) of the Code which is $275,000 for the Plan Years beginning January 1, 2018. If the Plan Year for which a Participant’s Compensation is measured is less than twelve (12) calendar months, then the amount of Compensation taken into account for such Plan Year shall be the adjusted amount for such Plan Year, as prescribed by the Secretary of the Treasury under Section 401(a)(17) of the Code, multiplied by a fraction, the numerator of which is the number of months taken into account for such Plan Year and the denominator of which is twelve (12). In determining the dollar limitation hereunder, Compensation received from an Affiliate shall be recognized as Compensation.

(n)          “Disability” means a physical or mental impairment, certified by one or more physician(s) designated by the Committee, which prevents him from doing any substantial gainful activity for which he is fitted by education, training or experience, and which is expected to last at least 12 months or to result in death.

(o)          “Effective Date” means January 1, 2018.

(p)          Reserved.

(q)          “Eligible Employee” means any Employee who is not precluded from participating in the Plan by reason of the provisions of Section 3.02 of the Plan.

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(r)           “Employee” Any person who is an employee (such term having its customary meaning) of the Employer, and who is receiving remuneration for personal services rendered to the Employer (or who is on an Authorized Leave of Absence), other than as an independent contractor. The term Employee shall include leased employees (any person who is not an Employee of the Employer, but who has provided services for the Employer under the primary direction or control of the Employer on a substantially full time basis for a period of at least one year, pursuant to an agreement between the Employer and a leasing organization) unless (i) such leased employees constitute less than twenty percent (20%) of the Employer’s non-highly compensated work force, and (ii) such leased employees are covered by a plan maintained by a leasing organization which constitutes a money purchase pension plan with a nonintegrated employer contribution rate of 10% and which provides for immediate participation and full and immediate vesting, in which event such leased employees shall not be considered Employees.

(s)          “Employer” or “Employers” means the Bank and its Affiliates, which adopt the Plan in accordance with the provisions of Section 12.01 of the Plan, and any entity which succeeds to the business of the Bank or its Affiliates and which adopts the Plan in accordance with the provisions of Section 12.02 of the Plan or by written agreement assumes the obligations under the Plan.

(t)           “Entry Date” means the first day of the month following the date the Employee satisfies the eligibility requirements under Section 3.01 of the Plan.

(u)          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(v)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)         “Financed Shares” means the Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan and any shares of Company Stock received upon conversion or exchange of such shares.

(x)          “Highly Compensated Employee” means any Employee who (1) was a 5% owner at any time during the year or the preceding year, or (2) for the preceding year had compensation from the Employer in excess of $120,000 (for 2018) and, if the Employer so elects, was in the top-paid group for the preceding year. The $120,000 amount is adjusted at the same time and in the same manner as under Code section 415(d).

For this purpose, the applicable year of the Plan for which a determination is being made is called a “determination year” and the preceding 12-month period is called a “look-back” year.

In determining who is a Highly Compensated Employee, the Employer may make a top-paid group election, which must be made by a Plan amendment. The effect of this election is that an Employee (who is not a 5% owner at any time during the determination year or look-back year) with compensation in excess of $120,000 (for 2017, subject to adjustment) for the look-back year is a Highly Compensated Employee only if the Employee was in the top-paid group for the look-back year.

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In determining who is a Highly Compensated Employee (other than as a 5% owner), the Employer may make a calendar year data election, which must be made by a Plan amendment. The effect of this election is that the look-back year is the calendar year beginning with or within the look-back year. This election may not be used to determine whether Employees are Highly Compensated Employees on account of being 5% owners.

If the Employer makes a top-paid group or a calendar year data election by a Plan amendment, such election shall apply for all subsequent determination years unless changed by the Employer by a subsequent Plan amendment.

If the Employer makes one of the elections, it is not required to also make the other election. However, if both elections are made, the look-back year in determining the top-paid group must be the calendar year beginning with or within the look-back year. These elections must apply consistently to the determination years of all plans of Employer.

(y)          “Hours of Service” means hours to be credited to an Employee under the following rules:

(i)	Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

(ii)	Each hour for which an Employee is directly or indirectly paid or is entitled to be paid for a period of vacation, holidays, illness, disability, lay-off, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period which an Employee performs no duties. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker’s compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.

(iii)	Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties. The same Hours of Service will not be credited both under paragraph (i) or (ii) as the case may be, and under this paragraph. These hours will be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award agreement or payment is made.

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(iv)	Hours of Service shall be credited in any one period only under one of the foregoing paragraphs (i), (ii) and (iii); an Employee may not get double credit for the same period.

(v)	If an Employer finds it impractical to count the actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 45 Hours of Service for each weekly pay period in which he has at least one Hour of Service. However, an Employee shall be credited only for his normal working hours during a paid absence.

(vi)	Hours of Service to be credited on account of a payment to an Employee (including back pay) shall be recorded in the period of Service for which the payment was made. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years. However, in the case of periods of 31 days or less, the Committee may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

(vii)	In all respects an Employee’s Hours of Service shall be counted as required by Section 2530.200b-2(b) and (c) of the Department of Labor’s regulations under Title I of ERISA.

(viii)	Each hour during which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to military duty and any other periods in which an Employee was not paid or entitled to payment and would presumably have performed services for the Employer but for the fact that such individual was on a military leave of absence for service in the armed forces of the United States of America, provided the individual entered such service directly from the employ of the Employer, was discharged from such service and was reemployed by the Employer within the period during which his employment rights as a veteran are protected by law.

(z)          “Loan Suspense Account” means that portion Trust Fund consisting of Company Stock acquired with an Acquisition Loan which has not yet been allocated to the Participants’ Accounts.

(aa)        “Normal Retirement Age” means the date the Employee attains age sixty-five (65).

(bb)        “Normal Retirement Date” means the first day of the month coincident with or next following the Participant’s attainment of Normal Retirement Age.

(cc)        “Other Investments Account” means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund, other than Company Stock.

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(dd)       “Participant” means any active Employee who has become a participant in accordance with Section 3.01 of the Plan or any other person with an Account balance under the Plan.

(ee)        “Plan” means this Columbia Bank Employee Stock Ownership Plan, as amended from time to time.

(ff)         “Plan Year” means the calendar year.

(gg)        “Postponed Retirement Date” means the first day of the month coincident with or next following a Participant’s date of actual retirement which occurs after his Normal Retirement Date.

(hh)        “Recognized Absence” means a period for which:

(i)	an Employer grants an Employee a leave of absence for a limited period of time, but only if an Employer grants such leaves of absence on a nondiscriminatory basis to all Eligible Employees; or

(ii)	an Employee is temporarily laid off by an Employer because of a change in the business conditions of the Employer; or

(iii)	an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. sec. 2021).

(ii)          “Reemployment After a Period of Uniformed Service” means:

(i)	that an Employee returned to employment with a participating Employer, within the time frame set forth in subparagraph (ii) below, after a Period of Uniformed Service (that is, the period of time in which an Employee serves in the Uniformed Services) and the following rules corresponding to provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) apply: (1) he gives sufficient notice of leave to the Employer prior to commencing a Period of Uniformed Service, or is excused from providing such notice; (2) his employment with the Employer prior to a Period of Uniformed Service was not of a brief, non-recurrent nature that would preclude a reasonable expectation that the employment would continue indefinitely or for a significant period; (3) the Employer’s circumstances have not changed so that reemployment is unreasonable or an undue hardship to the Employer; and (4) the applicable cumulative Periods of Uniformed Service under USERRA equals five years or less, unless service in the Uniformed Services:

(A)	in excess of five years is required to complete an initial Period of Uniformed Service;

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(B)	prevents the Participant from obtaining orders releasing him or her from such Period of Uniformed Service prior to the expiration of a five-year period (through no fault of the Participant);

(C)	is required in the National Guard for drill and instruction, field exercises or active duty training, or to fulfill necessary additional training, or to fulfill necessary additional training requirements certified in writing by the Secretary of the branch of Uniformed Services concerned; or

(D)	for a Participant is:

1.	required other than for training under any provisions of law during a war or national agency declared by the President or Congress;

2.	required (other than for training) in support of an operational mission for which personnel have been ordered to active duty other than during war or national emergency;

3.	required in support of a critical mission or requirement of the Uniformed Services; or

4.	the result of being called into service as a member of the National Guard by the President in the case of rebellion or danger of rebellion against the authority of the United States Government or if the President is unable to execute the laws of the United States with the regular forces.

(ii)	The applicable statutory time frames within which an Employee must report to a Employer after a Period of Uniformed Service are as follows:

(A)	If the Period of Uniformed Service was less than 31 days,

1.	not later than the beginning of the first full regularly scheduled work period on the first full calendar day following the completion of the Period of Uniformed Service and the expiration of eight hours after a period of time allowing for the safe transportation of the Employee from the place of service in the Uniformed Services to the Employee’s residence; or

2.	as soon as possible after the expiration of the eight-hour period of time referred to in clause (ii)(A)1, if reporting within the period referred to in such clause is impossible or unreasonable through no fault of the Employee.

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(B)	In the case of an Employee whose Period of Uniformed Service was for more than 30 days but less than 181 days, by submitting an application for reemployment with a participating Employer not later than 14 days after the completion of the Period of Uniformed Service or, if submitting such application within such period is impossible or unreasonable through no fault of the Employee, the next first full calendar day when submission of such application becomes reasonable.

(C)	In the case of an Employee whose Period of Uniformed Service was for more than 180 days, by submitting an application for reemployment with a participating Employer not later than 90 days after the completion of the Period of Uniformed Service.

(D)	In the case of an Employee who is hospitalized for, or convalescing from, an illness or injury related to the Period of Uniformed Service the Employee shall apply for reemployment with a Employer at the end of the period that is necessary for the Employee to recover. Such period of recovery shall not exceed two years, unless circumstances beyond the Employee’s control make reporting as above unreasonable or impossible.

(iii)	Notwithstanding subparagraph (i), Reemployment After a Period of Uniformed Service terminates upon the occurrence of any of the following:

(A)	a dishonorable or bad conduct discharge from the Uniformed Services;

(B)	any other discharge from the Uniformed Services under circumstances other than an honorable condition;

(C)	a discharge of a commissioned officer from the Uniformed Services by court martial, by commutation of sentence by court martial, or, in time of war, by the President; or

(D)	a demotion of a commissioned officer in the Uniformed Services for absence without authorized leave of at least 3 months confinement under a sentence by court martial, or confinement in a federal or state penitentiary after being found guilty of a crime under a final sentence.

(jj)          “Retirement Date” means a Participant’s Normal Retirement Date or Postponed Retirement Date, whichever is applicable.

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(kk)        “Service” means an Employee’s period(s) of employment or self-employment with an Employer, excluding for initial eligibility purposes any period in which the individual was a nonresident alien and did not receive from an Employer any earned income which constituted income from sources within the United States. An Employee’s Service shall include any Service which constitutes Service with a predecessor Employer within the meaning of Section 414(a) of the Code, provided, however, that Service with an acquired entity shall not be considered Service under the Plan unless required by applicable law or agreed to by the parties to such transaction. An Employee’s Service shall also include any Service with an entity which is not an Employer, but only either (i) in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of Sections 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is an Employer, (ii) in which the other entity is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and a member of the affiliated service group is an Employer, or (iii) all Employers aggregated with the Employer under Section 414(o) of the Code (but not until the Proposed Regulations under Section 414(o) become effective). Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(ll)          “Treasury Regulations” means the regulations promulgated by the Department of Treasury under the Code.

(mm)      “Trust” means the Columbia Bank Employee Stock Ownership Plan Trust created in connection with the establishment of the Plan.

(nn)        “Trust Agreement” means the trust agreement establishing the Trust.

(oo)        “Trust Fund” means the assets held in the Trust for the benefit of Participants and their Beneficiaries.

(pp)        “Trustee” means the trustee or trustees from time to time in office under the Trust Agreement.

(qq)        “Uniformed Service” means the performance of duty on a voluntary or involuntary basis in the uniformed service of the United States, including the U.S. Public Health Services, under competent authority and includes active duty, active duty for training, initial activity duty for training, inactive duty training, full-time National Guard duty, and the period for which a person is absent from a position of employment for purposes of an examination to determine the fitness of the person to perform any such duty.

(rr)         “Valuation Date” means the last day of the Plan Year and each other date as of which the Committee shall determine the investment experience of the Trust Fund and adjust the Participants’ Accounts accordingly.

(ss)        “Valuation Period” means the period following a Valuation Date and ending with the next Valuation Date.

(tt)         “Year of Service” means any 12-consecutive month period in which an Employee completes at least 1,000 Hours of Service.

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Section 3

Eligibility and Participation

Section 3.01        Participation.

(a)          Eligible Employees who are employees of the Bank as of the closing of the Company’s initial stock offering shall become Participants in the Plan as of the Effective Date.

(b)          Any other Eligible Employee shall commence participation in the Plan on the Entry Date following his or her commencement of employment with the Bank.

Section 3.02        Certain Employees Ineligible.

The following Employees are ineligible to participate in the Plan:

(a)          Employees covered by a collective bargaining agreement between the Employer and the Employee’s collective bargaining representative if:

(i)	retirement benefits have been the subject of good faith bargaining between the Employer and the representative, and

(ii)	the collective bargaining agreement does not expressly provide that Employees of such unit be covered under the Plan;

(b)          Leased Employees;

(c)          Employees who are nonresident aliens and who receive no earned income from an Employer which constitutes income from sources within the United States;

(d)          Employees of an Affiliate that has not adopted the Plan pursuant to Sections 12.01 or 12.02 of the Plan; and

(e)          Temporary workers under the age of 21.

Section 3.03        Transfer to and from Eligible Employment.

(a)          If an Employee ineligible to participate in the Plan by reason of Section 3.02 of the Plan transfers to employment as an Eligible Employee, he shall enter the Plan as of the later of:

(i)	the first Entry Date after the date of transfer, or

(ii)	the first Entry Date on which he could have become a Participant pursuant to Section 3.01 of the Plan if his prior employment with the Bank or Affiliate had been as an Eligible Employee.

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(b)          If a Participant transfers to a position of employment that is not eligible to participate in the Plan by reason of Section 3.02 of the Plan, he shall cease active participation in the Plan as of the date of such transfer and his transfer shall be treated for all purposes of the Plan as any other termination of Service.

Section 3.04        Participation After Reemployment.

(a)         Any Employee re-entering Service with an Employer after a Break in Service who has never satisfied the eligibility requirements of Section 3.01(a) of the Plan shall not receive credit for prior Service with an Employer and shall be required to meet the eligibility requirements of Section 3.01(a) of the Plan before becoming a Participant.

(b)          An Employee who has satisfied the eligibility requirements of Section 3.01(a) of the Plan but who terminates Service prior to entering the Plan and becoming a Participant in accordance with Section 3.01(b) of the Plan will become a Participant on the later of:

(i)	the first Entry Date on which he would have entered the Plan had he not terminated Service, or

(ii)	the date he re-commences Service.

(c)          A Participant whose Service terminates will re-enter the Plan as a Participant on the date he re-commences Service.

Section 3.05        Participation Not Guarantee of Employment.

Participation in the Plan does not constitute a guarantee or contract of employment and will not give any Employee the right to be retained in the employ of the Bank or any of its Affiliates nor any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the Plan.

Section 3.06        Omission of Eligible Employee.

If, in any Plan Year, any Eligible Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Eligible Employee in the amount which the said Employer would have contributed regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

Section 3.07        Inclusion of Ineligible Employee.

If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the fiscal year in which the discovery is made. Any person who, after the close of a Plan Year, is retroactively treated by the Bank, an affiliated company or any other party as an Employee for such prior Plan Year shall not, for purposes of the Plan, be considered an Employee for such prior Plan Year unless expressly so treated as such by the Bank.

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Section 4

Contributions

Section 4.01        Employer Contributions.

(a)          Discretionary Contributions. Each Plan Year, each Employer, in its discretion, may make a contribution to the Trust. Each Employer making a contribution for any Plan Year under this Section 4.01(a) will contribute to the Trustee cash equal to, or Company Stock or other property having an aggregate fair market value equal to, such amount as the Board of Directors of the Employer shall determine by resolution. Notwithstanding the Employer’s discretion with respect to the medium of contribution, an Employer shall not make a contribution in any medium which would make such contribution a prohibited transaction (for which no exemption is provided) under Section 406 of ERISA or Section 4975 of the Code. Upon a Participant’s Reemployment After a Period of Uniformed Service, the Employer shall make an additional contribution on behalf of such Participant that would have been made on his or her behalf during the Plan Year or Years corresponding to the Participant’s Period of Uniformed Service.

(b)          Employer Contributions for Acquisition Loans. Each Plan Year, the Employers shall, subject to the provisions of the Bank’s “Plan of Conversion” (as filed with the appropriate governmental agencies in connection with the Bank’s conversion from a mutual to stock form of organization) and any related regulatory prohibitions, contribute an amount of cash sufficient to enable to the Trustee to discharge any indebtedness incurred with respect to an Acquisition Loan pursuant to the terms of the Acquisition Loan. The Employers’ obligation to make contributions under this Section 4.01(b) shall be reduced to the extent of any investment earnings attributable to such contributions and any cash dividends paid with respect to Company Stock held by the Trustee in the Loan Suspense Account. If there is more than one Acquisition Loan, the Employers shall designate the one to which any contribution pursuant to this Section 4.01(b) is to be applied.

Section 4.02        Limitations on Contributions.

In no event shall an Employer’s contribution(s) made under Section 4.01 of the Plan for any Plan Year exceed the lesser of:

(a)          The maximum amount deductible under Section 404 of the Code by that Employer as an expense for Federal income tax purposes; and

(b)          The maximum amount which can be credited for that Plan Year in accordance with the allocation limitation provisions of Section 5.05 of the Plan.

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Section 4.03        Acquisition Loans.

The Trustee may incur Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default, and shall be primarily for the benefit of Participants and Beneficiaries of the Plan. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are permissible security within the provisions of Section 54.4975-7(b) of the Treasury Regulations. No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Trust assets. Any pledge of Financed Shares must provide for the release of shares so pledged on a basis equal to the principal and interest (or if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), paid by the Trustee on the Acquisition Loan. The released Financed Shares shall be allocated by Participants’ Accounts in accordance with the provisions of Sections 5.04 or 5.08 of the Plan, whichever is applicable. Payment of principal and interest on any Acquisition Loan shall be made by the Trustee only from the Employer contributions paid in cash to enable the Trustee to repay such loan in accordance with Section 4.01(b) of the Plan, from earnings attributable to such contributions, and any cash dividends received by the Trustee on Financed Shares acquired with the proceeds of the Acquisition Loan (including contributions, earnings and dividends received during or prior to the year of repayment less such payments in prior years), whether or not allocated. Financed Shares shall initially be credited to the Loan Suspense Account and shall be transferred for allocation to the Company Stock Account of Participants only as payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ Company Stock Account for each Plan Year shall be based on the ratio that the payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan for that Plan Year bears to the sum of the payments of principal and interest on the Acquisition Loan for that Plan Year plus the total remaining payment of principal and interest projected (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan over the duration of the Acquisition Loan repayment period, subject to the provisions of Section 5.05 of the Plan.

In addition to the foregoing, any Acquisition Loan incurred by the Trustee to purchase Company Stock through a leveraged transaction, shall provide for the following special provisions relating to exempt loans:

(i)           In the event of default by the Plan under an Acquisition Loan, the value of assets of the Plan transferred in satisfaction of the loan must not exceed the amount of the default; provided, where the lender is a “disqualified person” (as such term is defined in Section 4975 of the Code), Plan assets may be transferred to such disqualified person only upon and to the extent of failure to meet the payment schedule of the loan;

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(ii)          the proceeds of an Acquisition Loan must be used within a reasonable time after the receipt only for any or all of the following purposes: (1) to acquire qualifying employer securities, or (2) to repay a current or prior exempt loan. Except as provided in regulations, no security acquired with the proceeds of an Acquisition Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from a Plan, whether or not the Plan is then an ESOP;

(iii)         the interest rate and price of the Company Stock to be acquired with the proceeds from an Acquisition Loan should not be such that the Plan assets may be drained;

(iv)         no person entitled to payment under the Acquisition Loan shall have any right to assets of the Plan other than (i) collateral given for the loan, (ii) contributions (other than contributions of Company Stock) that are made under the Plan to meet its obligations under the Plan, and (iii) earnings attributable to the collateral pledge of the Financed Shares and the investment of such contributions;

(v)         the Plan shall account for contributions and earnings used to repay the Acquisition Loan separately until the Acquisition Loan is repaid; and

(vi)        such other requirements as may be necessary for the Acquisition Loan to meet the applicable requirements of Section 4975 of the Code and the regulations thereunder for an exempt loan.

Section 4.04.       Conditions as to Contributions.

In addition to the provisions of Section 12.03 of the Plan for the return of an Employer’s contributions in connection with a failure of the Plan to qualify initially under the Code, any amount contributed by an Employer due to a good faith mistake of fact, or based upon a good faith but erroneous determination of its deductibility under Section 404 of the Code, shall be returned to the Employer within one year after the date on which the Employer originally made such contribution, or within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take account for any adverse investment experience within the Trust in order that the balance credited to each Participant’s Accounts is not less that it would have been if the contribution had never been made by the Employer.

Section 4.05        Employee Contributions.

Employee contributions are neither required nor permitted under the Plan.

Section 4.06        Rollover Contributions.

Rollover contributions of assets from other tax-qualified retirement plans are not permitted under the Plan.

Section 4.07        Trustee-to-Trustee Transfers.

Trustee-to-trustee transfer of assets from other tax-qualified retirement plans are not permitted under the Plan.

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Section 5

Plan Accounting

Section 5.01        Accounting for Allocations.

The Committee shall establish the Accounts (and sub-accounts, if deemed necessary) for each Participant, and the accounting procedures for the purpose of making the allocations to the Participants’ Accounts provided for in this Section 5. The Committee shall maintain adequate records of the cost basis of shares of Company Stock allocated to each Participant’s Company Stock Account. The Committee also shall keep separate records of Financed Shares attributable to each Acquisition Loan and of contributions made by the Employers (and any earnings thereon) made for the purpose of enabling the Trustee to repay any Acquisition Loan. From time to time, the Committee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants, in accordance with the provisions of this Section 5 and the applicable requirements of the Code and ERISA. In accordance with Section 9 of the Plan, the Committee may delegate the responsibility for maintaining Accounts and records.

Section 5.02        Maintenance of Participants’ Company Stock Accounts.

As of each Valuation Date, the Committee shall adjust the Company Stock Account of each Participant to reflect activity during the Valuation Period as follows:

(a)          First, charge to each Participant’s Company Stock Account all distributions and payments made to him that have not been previously charged;

(b)          Next, credit to each Participant’s Company Stock Account the shares of Company Stock, if any, that have been purchased with amounts from his Other Investments Account, and adjust such Other Investments Account in accordance with the provisions of Section 5.03 of the Plan;

(c)          Next, credit to each Participant’s Company Stock Account the shares of Company Stock representing contributions made by the Employers in the form of Company Stock and the number of Financed Shares released from the Loan Suspense Account under Section 4.03 of the Plan that are to be allocated and credited as of that date in accordance with the provisions of Section 5.04 of the Plan; and

(d)          Finally, credit to each Participant’s Company Stock Account the shares of Company Stock released from the Loan Suspense Account that are to be allocated in accordance with the provisions of Section 5.08 of the Plan.

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Section 5.03        Maintenance of Participants’ Other Investments Accounts.

As of each Valuation Date, the Committee shall adjust the Other Investments Account of each Participant to reflect activity during the Valuation Period as follows:

(a)          First, charge to each Participant’s Other Investments Account all distributions and payments made to him that have not previously been charged;

(b)          Next, if Company Stock is purchased with assets from a Participant’s Other Investments Account, the Participant’s Other Investments Account shall be charged accordingly;

(c)          Next, subject to the dividend provisions of Section 5.08 of the Plan, credit to the Other Investments Account of each Participant any cash dividends paid to the Trustee on shares of Company Stock held in that Participant’s Company Stock Account (as of the record date for such cash dividends) and dividends paid on shares of Company Stock held in the Loan Suspense Account that have not been used to repay any Acquisition Loan. Cash dividends that have not been used to repay an Acquisition Loan and have been credited to a Participant’s Other Investments Account shall be applied by the Trustee to purchase shares of Company Stock, which shares shall then be credited to the Company Stock Account of such Participant. The Participant’s Other Investments Account shall then be charged by the amount of cash used to purchase such Company Stock or used to repay any Acquisition Loan. In addition, any earnings on:

(i)	Other Investments Accounts will be allocated to Participants’ Other Investments Account, pro rata, based on such Other Investment Accounts balances as of the first day of the Valuation Period, and

(ii)	The Loan Suspense Account, other than dividends used to repay the Acquisition Loan, will be allocated to Participants’ Other Investments Accounts, pro rata, based on their Other Investment Account Balances as of the first day of the Valuation Period.

(d)          Next, allocate and credit the Employer contributions made pursuant to Section 4.01(b) of the Plan for the purpose of repaying any Acquisition Loan in accordance with Section 5.04 of the Plan. Such amount shall then be used to repay any Acquisition Loan and such Participant’s Other Investments Account shall be charged accordingly; and

(e)          Finally, allocate and credit the Employer contributions (other than amounts contributed to repay an Acquisition Loan) that are made in cash (or property other than Company Stock) for the Plan Year to the Other Investments Account of each Participant in accordance with Section 5.04 of the Plan.

Section 5.04        Allocation and Crediting of Employer Contributions.

(a)          Except as otherwise provided for in Sections 5.08 of the Plan, as of the Valuation Date for each Plan Year:

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(i)	Company Stock released from the Loan Suspense Account for that year and shares of Company Stock contributed directly to the Plan by an Employer shall be allocated and credited to each Active Participant’s (as defined in paragraph (b) of this Section 5.04) Company Stock Account based on the ratio that each Active Participant’s Compensation as a Participant bears to the aggregate Compensation of all Active Participants for the Plan Year, and then

(ii)	The cash contributions not used to repay an Acquisition Loan and any other property (other than shares of Company Stock) contributed for that year shall be allocated and credited to each Active Participant’s Other Investments Account based on the ratio determined by comparing each Active Participant’s Compensation to the aggregate Compensation of all Active Participants for the Plan Year.

(b)          For purposes of this Section 5.04, the term “Active Participant” means those Employees who:

(i)	were employed by that Employer, including Employees on a Recognized Absence, on the last day of the Plan Year and completed 1,000 Hours of Service for the Employer during the Plan Year, or

(ii)	who terminated employment during the Plan Year by reason of death, Disability, or attainment of their Retirement Date.

Section 5.05        Limitations on Allocations.

(a)          In General. This Section 5.05 is intended as good faith compliance with the final Treasury Regulations issued under Section 415 of the Code (the “Final Regulations”), and it should be construed accordingly. Further, Section 415 of the Code and the Final Regulations are hereby incorporated herein by reference. The provisions of this Section 5.05 shall be effective for Limitation Years beginning on or after July 1, 2007.

(b)          Limitations on Annual Additions. The limitations set forth below shall apply to the allocations to each Participant’s Accounts in any Limitation Year (which is the Plan Year for purposes of this Plan).

(i)	As used in the Plan, a Participant’s “Annual Additions” shall mean the sum for any Plan Year of the following amounts allocated to a Participant’s Accounts:

(A)	The Participant’s share of Employer contributions; plus

(B)	The Participant’s share of any forfeitures; plus

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(C)	The Participant’s allocable share of the Employer’s contributions to any individual medical benefit account (within the meaning of Section 415(l)(2) of the Code) that is part of a pension or annuity plan maintained by the Employer; plus

(D)	With respect to any Participant who is a Key Employee (as defined in 14.02(a) of the Plan), any amount that is derived from the Employer’s contributions paid or accrued that are attributable to post-retirement medical benefits allocated to such Participant’s account under a welfare benefit fund (within the meaning of Section 419(e) of the Code) maintained by the Employer; and plus

(E)	The Participant’s share of any allocations under a simplified employee pension maintained by the Employer.

Any excess amount applied under Section 5.05(b)(iii) in a Plan Year to reduce the Employer contributions on behalf of any Participant shall be considered to be an Annual Addition for such Participant for such Plan Year.

(ii)	Subject to the adjustments set forth below, during any Plan Year the maximum Annual Additions for any Participant shall in no event exceed the lesser of:

(A)	$55,000, (for 2018) as adjusted by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code; or

(B)	100% of the Participant’s Compensation for the Plan Year.

(iii)	The earnings limitation referred to in Section 5.05(b)(ii)(B) shall not apply to:

(A)	any contribution for medical benefits (within the meaning of Sections 401(h) of the or 419A(f)(2) of the Code) after separation from service that is otherwise treated as an Annual Addition, or

(B)	any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

(iv)	If, for any Plan Year, it is necessary to limit the Annual Additions of any Participant to comply with this Section 5.05, the methods as authorized pursuant to the Final Regulations shall be utilized.

(v)	The limitations of this Article with respect to any Participant who, at any time, has been a participant in any other defined contribution plan (whether or not terminated) or in more than one defined benefit plan (whether or not terminated) maintained by the Employer shall apply as if all such defined contribution plans or all such defined benefit plans in which the Participant has been a participant were one plan.

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(c)          Compensation. For purposes of this Section 5.05, Compensation means a Participant’s wages, salaries and fees received for personal services actually rendered in the course of employment with the Employer, to the extent that the amounts are includable in gross income, but excluding the following:

(i)	Employer contributions to a plan of deferred compensation which are not includable in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(ii)	Amounts realized from the exercise of a non-qualified stock option, or when restricted stock either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

(iv)	Other amounts which receive special tax benefits, or contributions by the Employer (whether or not pursuant to a salary reduction agreement) toward the purchase of an annuity described in Code Section 403(b).

Compensation shall also include any elective deferral as defined in Code Section 402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not otherwise includable in the gross income of the Employee by reason of Code Section 125, 132(f), or 457.

Compensation shall be adjusted, as set forth in this Section 5.05 for regular pay paid after severance from employment if such amount is paid by the later of within 2½ months after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) or by the end of the limitation year that includes the date of such severance from employment and if:

(i)	the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commission, bonuses, or other similar payments paid after a Participant’s severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code Section 414(b), (c), (m), or (o)), and

(ii)	the payment would have been paid to the Employee if the Employment had continued.

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Any other payment of Compensation paid after severance of employment that is not described herein is not considered Compensation with the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(d)          Definition of Annual Additions. The Plan’s definition of “Annual Additions” is modified as follows:

(i)	Restorative Payments. Annual Additions for purposes of Section 415 of the Code shall not include restorative payments. A restorative payment is a payment made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

(ii)	Other Amounts. Annual Additions for purposes of Section 415 of the Code shall not include: (1) the direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) rollover contributions (as described in Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16) of the Code); (3) repayments of loans made to a Participant from the Plan; and (4) repayments of amounts described in Section 411(a)(7)(B) of the Code (in accordance with Section 411(a)(7)(C)) of the Code and Section 411(a)(3)(D) of the Code or repayment of contributions to a governmental plan (as defined in Section 414(d) of the Code) as described in Section 415(k)(3) of the Code, as well as Employer restorations of benefits that are required pursuant to such repayments.

(e)          Limitation Year. The “Limitation Year” (within the meaning of Section 415 of the Code) shall be the calendar year which is the Plan Year for this Plan. The Limitation Year may only be changed by a Plan amendment. If the Plan is terminated effective as of a date other than the last day of a Limitation Year, the Plan is deemed to have been amended to change its Limitation Year to end on the Plan’s termination date. As a result of such deemed amendment, the Section 415(c)(1)(A) of the Code dollar limit shall be prorated under the short Limitation Year rules under the Final Regulations.

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(f)           Multiple Defined Contribution Plans. In any case where a Participant also participates in another defined contribution plan of the Bank or its Affiliates, the appropriate committee of such other plan shall first reduce the after-tax contributions under any such plan, shall then reduce any elective deferrals under any such plan subject to Section 401(k) of the Code, shall then reduce all other contributions under any other such plan and, if necessary, shall then reduce contributions under this Plan, subject to the provisions of paragraph (h) of this Section 5.05.

(g)          Excess Allocations. If, as a result of (a) the allocation of Forfeitures, (b) a reasonable error made in estimating a Participant’s annual Compensation, or (c) other facts and circumstances which the Internal Revenue Service finds justify the availability of these rules, excess Annual Additions of a Participant shall be corrected in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2013-12 or any superseding guidance, including, but not limited to, the preamble of the regulations issued under Code Section 415.

Section 5.06        Other Limitations.

Aside from the limitations set forth in Sections 5.05 of the Plan, in no event shall more than one-third of the Employer contributions to the Plan be allocated to the Accounts of Highly Compensated Employees. In the event more than one-third of the Employer Contributions to the Plan are allocated to the Accounts of Highly Compensated Employees, the Committee shall determine the allocation of the reduced amount among the Highly Compensated Employees such that the relative share of the Employer Contributions allocable to a Highly Compensated Employee is equal to such Highly Compensated Employee’s share of the contributions allocable to all Highly Compensated Employees if this Section 5.06 were inapplicable.

Section 5.07        Limitations as to Certain Section 1042 Transactions.

To the extent that a shareholder of Company Stock sell qualifying Company Stock to the Plan and elects (with the consent of the Bank) nonrecognition of gain under Section 1042 of the Code, no portion of the Company Stock purchased in such nonrecognition transaction (or dividends or other income attributable thereto) may accrue or be allocated during the nonallocation period (the ten (10) year period beginning on the later of the date of the sale of the qualified Company Stock or the date of the Plan allocation attributable to the final payment of an Acquisition Loan incurred in connection with such sale) for the benefit of:

(a)          The selling shareholder;

(b)         the spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants of the selling shareholder or descendant referred to in (a) above; or

(c)          any other person who owns, after application of Section 318(a) of the Code, more than twenty-five percent (25%) of:

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(i)       any class of outstanding stock of the Bank or any Affiliate, or

(ii)       the total value of any class of outstanding stock of the Bank or any Affiliate.

For purposes of this Section 5.07, Section 318(a) of the Code shall be applied without regard to the employee trust exception of Section 318(a)(2)(B)(i) of the Code.

Section 5.08        Dividends.

(a)          Stock Dividends. Dividends on Company Stock which are received by the Trustee in the form of additional Company Stock shall be retained in the portion of the Trust Fund consisting of Company Stock, and shall be allocated among the Participant’s Accounts and the Loan Suspense Account in accordance with their holdings of the Company Stock on which the dividends have been paid.

(b)          Cash Dividends on Allocated Shares. Dividends on Company Stock credited to Participants’ Accounts which are received by the Trustee in the form of cash shall, at the direction of the Bank, either:

(i)	be credited to Participants’ Accounts in accordance with Section 5.03 of the Plan and invested as part of the Trust Fund;

(ii)	be distributed immediately to the Participants;

(iii)	be distributed to the Participants within ninety (90) days of the close of the Plan Year in which paid; or

(iv)	be used to repay first principal and then, if available, interest on the Acquisition Loan used to acquire Company Stock on which the dividends were paid.

In addition to the alternatives specified in the preceding paragraph regarding the treatment of cash dividends paid with respect to shares of Company Stock credited to Participants’ Accounts, if authorized by the Committee for the Plan Year, a Participant may elect that cash dividends paid on Company Stock credited to the Participant’s Account shall either be:

(i)	paid to the Plan, reinvested in Company Stock and credited to the Participant’s Account;

(ii)	distributed in cash to the Participant; or

(iii)	distributed to the Participant within ninety (90) days of the close of the Plan Year in which paid.

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Dividends subject to an election under this paragraph (and any Company Stock acquired therewith pursuant to a Participant’s election) shall at all times be fully vested. To the extent the Committee authorizes dividend elections pursuant to this paragraph, the Committee shall establish policies and procedures relating to Participant elections and, if applicable, the reinvestment of cash dividends in Company Stock, which are consistent with guidance issued under Section 404(k) of the Code.

(c)          Cash Dividends on Unallocated Shares. Dividends on Company Stock held in the Loan Suspense Account which are received by the Trustee in the form of cash shall be applied as soon as practicable to payments of first principal and then, if available, interest under the Acquisition Loan incurred with the purchase of the Company Stock.

(d)          Financed Shares. Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to such Company Stock shall be allocated under Sections 5.03 and 5.04 of the Plan as follows:

(i)	First, Financed Shares with a fair market value at least equal to the dividends paid with respect the Company Stock allocated to Participants’ Accounts shall be allocated among and credited to the Accounts of such Participants, pro rata, according to the number of shares of Company Stock held in such accounts on the date such dividend is declared by the Company;

(ii)	Then, any remaining Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Company Stock held in the Loan Suspense Account shall be allocated among and credited to the Accounts of all Participants, pro rata, according to each Participant’s Compensation.

Section 5.10        Erroneous Allocations.

No Participant shall be entitled to any annual additions or other allocations to his Account in excess of those permitted under Section 5. If it is determined at any time that the administrator and/or Trustee have erred in accepting and allocating any contributions or forfeitures under this Plan, or in allocating investment adjustments, or in excluding or including any person as a Participant, then the administrator, in a uniform and nondiscriminatory manner, shall determine the manner in which such error shall be corrected, after taking into consideration Sections 3.6 and 3.7 and any revenue procedure or other notice published by the Internal Revenue Service regarding permissible correction methods, if applicable, and shall promptly advise the Trustee in writing of such error and of the method for correcting such error. The Accounts of any or all Participants may be revised, if necessary, in order to correct such error.

Section 6

Vesting

Section 6.01        Deferred Vesting in Accounts.

(a)          A Participant shall become vested in his Accounts in accordance with the following schedule:

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Years of Service	Vested Percentage
Less than 2 Years	0%
2 Years	25%
3 Years	50%
4 Years	75%
5 Years	100%

(b)          For purposes of determining a Participant’s Years of Service under this Section 6.01, employment with the Bank or an Affiliate shall be deemed employment with the Employer. For purposes of determining a Participant’s vested percentage, all Years of Service shall be included subject to the provisions of Section 6.05 of the Plan. Notwithstanding any provision of the Plan to the contrary, calculation of Service for determining a Participant’s Vested Percentage with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

Section 6.02        Immediate Vesting in Certain Situations.

(a)          Notwithstanding Section 6.01(a) of the Plan, a Participant shall become fully vested in his Accounts upon the earlier of:

(i)	termination of the Plan or upon the permanent and complete discontinuance of contributions by his Employer to the Plan; provided, however, that in the event of a partial termination, the interest of each Participant shall fully vest only with respect to that part of the Plan which is terminated;

(ii)	The Participant’s Normal Retirement Age;

(iii)	A Change in Control; or

(iv)	Termination of employment by reason of death or Disability. For purposes of this Section 6.02, benefits payable in the event of a Participant’s death or Disability while performing qualified military service shall fully vest in accordance with Section 414(u)(9) of the Code.

Section 6.03        Treatment of Forfeitures.

(a)          If a Participant who is not fully vested in his Accounts terminates employment, that portion of his Accounts in which he is not vested shall be forfeited upon the earlier of:

(i)	The date the Participant receives a distribution of his entire vested benefits under the Plan, or

(ii)	The date at which the Participant incurs five (5) consecutive Breaks in Service.

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(b)          If a Participant who has terminated employment and has received a distribution of his entire vested benefits under the Plan is subsequently reemployed by an Employer prior to incurring five (5) consecutive Breaks in Service, he shall have the portion of his Accounts which was previously forfeited restored to his Accounts, provided he repays to the Trustee within five (5) years of his subsequent employment date an amount equal to the distribution. The amount restored to the Participant’s Account shall be credited to his Account as of the last day of the Plan Year in which the Participant repays the distributed amount to the Trustee and the restored amount shall come from other Employees’ forfeitures and, if such forfeitures are insufficient, from a special contribution by his Employer for that year. If a Participant’s employment terminates prior to his Account having become vested, such Participant shall be deemed to have received a distribution of his entire vested interest as of the Valuation Date next following his termination of employment.

(c)          If a Participant who has terminated employment but has not received a distribution of his entire vested benefits under the Plan is subsequently reemployed by an Employer subsequent to incurring five (5) consecutive Breaks in Service, any undistributed balance of his Accounts from his prior participation which was not forfeited shall be maintained as a fully vested subaccount with his Account.

(d)          If a portion of a Participant’s Account is forfeited, assets other than Company Stock must be forfeited before any Company Stock may be forfeited.

(e)          Forfeitures shall be reallocated among the other Participants in the Plan.

Section 6.04        Accounting for Forfeitures.

A forfeiture shall be charged to the Participant’s Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 6.03 of the Plan. Except as otherwise provided in Section 6.03 of the Plan, a forfeiture shall be added to the contributions of the terminated Participant’s Employer which are to be credited to other Participants pursuant to Section 4 as of the last day of the Plan Year in which the forfeiture becomes certain.

Section 6.05        Vesting Upon Reemployment.

(a)          If an Employee is not vested in his Accounts, incurs a Break in Service and again performs an Hour of Service, such Employee shall receive credit for his Years of Service prior to his Break in Service only if the number of consecutive Breaks in Service is less than the greater of: (i) five (5) years or (ii) the aggregate number of his Years of Service credited before his Break in Service.

(b)          If a Participant is partially vested in his Accounts, incurs a Break in Service and again performs an Hour of Service, such Participant shall receive credit for his Years of Service prior to his Break in Service; provided, however, that after five (5) consecutive Breaks in Service, a former Participant’s vested interest in his Accounts attributable to Years of Service prior to his Break in Service shall not be increased as a result of his Years of Service following his reemployment date.

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(c)          If a Participant is fully vested in his Accounts, incurs a Break in Service and again performs an Hour of Service, such Participant shall receive credit for all his Years of Service prior to his Breaks in Service.

Section 7

Distributions

Section 7.01        Distribution of Benefit Upon a Termination of Employment.

(a)          A Participant whose employment terminates for any reason shall receive the entire vested portion of his Accounts in a single payment on a date selected by the Committee; provided, however, that such date shall be on or before the 60th day after the end of the Plan Year in which the Participant’s employment terminated. The benefits from that portion of the Participant’s Other Investments Account shall be calculated on the basis of the most recent Valuation Date before the date of payment. Subject to the provisions of Section 7.05 of the Plan, if the Committee so provides, a Participant may elect that his benefits be distributed to him in the form of Company Stock, cash, or some combination thereof. In addition, if a Participant did not receive a distribution of his vested Account balance but his non-vested Account balance was forfeited after a one-year Break in Service, such nonvested Account balance shall be restored if the Plan terminates before the Participant has a five-year Break in Service. If the Participant did not receive a distribution of his vested Account balance, any forfeiture restored shall include earnings that would have been credited to the Account but for the forfeiture.

(b)          Notwithstanding Section 7.02, a Participant’s entire Account shall be distributed in a single sum to such Participant (or to his or her surviving spouse or Beneficiary in the event of his or her death) as soon as practicable following his or her termination of employment as an Employee if the value of his or her Account is $1,000 or less. If a Participant’s account is between $1,000 and $5,000 at the time of the distribution, it will be rolled over to an Individual Retirement Account at an institution selected by the Committee in an “automatic rollover” unless the Participant affirmatively elects to have it rolled over to an “eligible retirement plan” or paid directly to the Participant. If a Participant’s Account becomes distributable to him or her under Section 7.01(a) and the value of his or her Account as determined in accordance with Section 7.01(a) exceeds $5,000, his or her distribution shall be deferred until he or she reaches his or her Required Commencement Date as described in 7.02(f), unless he or she consents to an earlier distribution. A Participant shall be deemed to have deferred his or her distribution until his or her Required Commencement Date unless he or she consents to such distribution as part of an election to receive an earlier distribution. Such an election is not valid unless it is made after the Participant has received the required notice under Section 1.411(a)-11(c) of the Treasury Regulations that provides a general description of the material features of a lump sum distribution and the Participant’s right to defer receipt of his benefits under the Plan. The notice shall be provided no less than 30 days and no more than ninety (90) days before the first day on which all events have occurred which entitle the Participant to such benefit. Written consent of the Participant to the distribution generally may not be made within 30 days of the date the Participant receives the notice and shall not be made more than ninety (90) days from the date the Participant receives the notice. However, a distribution may be made less than 30 days after the notice provided under Section 1.411(a)-11(c) of the Treasury Regulations is given, if:

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(i)	the Committee clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee.

(c)          Notwithstanding anything herein to the contrary, if a Participant elects in a writing delivered to the Committee, the distribution of his Account shall commence not later than one year after the close of the Plan Year: (i) in which the Participant separates from Service by reason of the attainment of Normal Retirement Age, disability or death; or (ii) which is the fifth (5th) Plan Year following the Plan Year in which the Participant otherwise separates from Service, provided that this clause (ii) shall not apply if the Participant is reemployed before such distributions required to begin under this clause (ii).

Section 7.02        Minimum Distribution Requirements.

(a)          General Rules.

(i)	Precedence. The requirements of this Section 7.02 will take precedence over any inconsistent provisions of the Plan.

(ii)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under section 401(a)(9) of the Internal Revenue Code and the applicable Treasury regulations, including the minimum distribution incidental benefit requirement (“MDIB”) of Treasury Regulation Section 1.401(a)(9)-2.

(iii)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

(b)          Time and Manner of Distribution.

(i)	Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date (as defined in paragraph (g)).

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(ii)	Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the participant’s surviving spouse is the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 ½, if later.

(B)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(C)	If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(D)	If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section (b)(ii), other than section (b)(ii)(A), will apply as if the surviving spouse were the participant.

(iii)	Forms of Distribution. All distributions under this Plan will be made in a single lump sum.

(c)          Required Minimum Distributions During Participant’s Lifetime.

(i)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)	the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(B)	if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year; or

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(ii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.

(d)          Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

1.	The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

2.	If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

3.	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’ death, reduced by one for each subsequent year.

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(B)	No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in this Section.

(B)	No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse, this section will apply as if the surviving spouse were the participant.

(e)	Definitions for Section 7.02.

(i)	Designated beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

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(ii)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section (b)(ii). The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(f)          Required Beginning Date. Distributions shall commence either: (i) not later than April 1 of the calendar year following the year in which a Participant attains age 70½; or (ii) the year in which he retires (as defined under Section 416 of the Code), whichever is later. If the Participant is a five percent (5%) or more owner of the Employer, payment of the Participant’s interest will commence not later than April 1 of the calendar year following the year in which the Participant attains age 70½.

Section 7.03        Benefits on a Participant’s Death.

(a)          If a Participant dies before his benefits are paid pursuant to Section 7.01 of the Plan, the balance credited to his Accounts shall be paid to his Beneficiary in a single distribution on or before the 60th day after the end of the Plan Year in which the Participant died. If the Participant has not named a Beneficiary or if his named Beneficiary should not survive him, then the balance in his Account shall be paid to his estate. The benefits from that portion of the Participant’s Other Investments Account shall be calculated on the basis of the most recent Valuation Date before the date of payment.

(b)          If a married Participant dies before his benefit payments begin, then, unless he has specifically elected otherwise, the Committee shall cause the balance in his Accounts to be paid to his spouse, as Beneficiary. A married Participant may name an individual other than his spouse as his Beneficiary, provided that such election is accompanied by the spouse’s written consent, which must:

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(i)	acknowledge the effect of the election;

(ii)	explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the spouse’s further consent or that it may be changed without such consent; and

(iii)	must be witnessed by the Committee, its representative, or a notary public.

This requirement shall not apply if the Participant establishes to the Committee’s satisfaction that the spouse may not be located.

(c)           The Committee shall from time to time take whatever steps it deems appropriate to keep informed of each Participant’s marital status. Each Employer shall provide the Committee with the most reliable information in the Employer’s possession regarding its Participants’ marital status, and the Committee may, in its discretion, require a notarized affidavit from any Participant as to his marital status. The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee’s good faith and reasonable reliance upon information obtained from a Participant as to the Participant’s marital status.

Section 7.04        Delay in Benefit Determination.

If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to this Section 7, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever makeup payments may be appropriate in view of the delay; subject to Section 401(a).

Section 7.05        Options to Receive and Sell Stock.

(a)          Unless ownership of virtually all Company Stock is restricted to active Employees and qualified retirement plans for the benefit of Employees pursuant to the certificates of incorporation or by-laws of the Employers issuing Company Stock, a terminated Participant or the Beneficiary of a deceased Participant may instruct the Committee to distribute the Participant’s entire vested interest in his Accounts in the form of Company Stock. In that event, the Committee shall apply the Participant’s vested interest in his Other Investments Account to purchase sufficient Company Stock to make the required distribution.

(b)          Any Participant who receives Company Stock pursuant to this Section, and any person who has received Company Stock from the Plan or from such a Participant by reason of the Participant’s death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover distribution described in Section 402(c) of the Code, shall have the right to require the Employer which issued the Company Stock to purchase the Company Stock for its current fair market value (hereinafter referred to as the “put right”). The put right shall be exercisable by written notice to the Committee during the first 60 days after the Company Stock is distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Committee has communicated to the Participant its determination as to the Company Stock’s current fair market value. If the put right is exercised, the Trustee may, if so directed by the Committee in its sole discretion, assume the Employer’s rights and obligations with respect to purchasing the Stock. However, the put right shall not apply to the extent that the Company Stock, at the time the put right would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations.

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(c)          With respect to a put right, the Employer or the Trustee, as the case may be, may elect to pay for the Company Stock in equal periodic installments, not less frequently than annually, over a period not longer than five (5) years from the 30th day after the put right is exercised pursuant to paragraph (b) of this Section 7.05, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default.

(d)          Nothing contained in this Section 7.05 shall be deemed to obligate any Employer to register any Company Stock under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Company Stock. The put right described in this Section 7.05 may only be exercised by a person described in the paragraph (b) of this Section 7.05, and may not be transferred with any Company Stock to any other person. As to all Company Stock purchased by the Plan in exchange for any Acquisition Loan, the put right be nonterminable. The put right for Company Stock acquired through a Acquisition Loan shall continue with respect to such Company Stock after the Acquisition Loan is repaid or the Plan ceases to be an employee stock ownership plan. Except as provided above, in accordance with the provisions of Sections 54.4975-7(b)(4) of the Treasury Regulations, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to any put, call or other option or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether the Plan is then an employee stock ownership plan.

Section 7.06         Restrictions on Disposition of Stock.

Except in the case of Company Stock which is traded on an established market, a Participant who receives Company Stock pursuant to this Section 7, and any person who has received Company Stock from the Plan or from such a Participant by reason of the Participant’s death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover distribution described in Section 402(c) of the Code, shall, prior to any sale or other transfer of the Company Stock to any other person, first offer the Company Stock to the issuing Employer and to the Plan at its current fair market value. This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous. Either the Employer or the Trustee may accept the offer within 14 days after it is delivered. Any Company Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 7.06, as applicable, as well as any other restrictions upon the transfer of the Company Stock imposed by federal and state securities laws and regulations.

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Section 7.07        Direct Transfer of Eligible Plan Distributions.

(a)          Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee (as defined below) may elect to have any portion of an eligible rollover distribution (as defined below) paid directly to an eligible retirement plan (as defined below) specified by the distributee in a direct rollover (as defined below). A “distributee” includes a Participant or former Participant. In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. For purposes of this Section 7.07 a “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

(b)          To effect such a direct transfer, the distributee must notify the Committee that a direct rollover is desired and provide to the Committee sufficient information regarding the eligible retirement plan to which the payment is to be made. Such notice shall be made in such form and at such time as the Committee may prescribe. Upon receipt of such notice, the Committee shall direct the Trustee to make a trustee-to-trustee transfer of the eligible rollover distribution to the eligible retirement plan so specified.

(c)           For purposes of this Section 7.07, an “eligible rollover distribution” shall have the meaning set forth in Section 402(c)(4) of the Code and any Treasury Regulations promulgated thereunder. To the extent such meaning is not inconsistent with the above references, an eligible rollover distribution shall mean any distribution of all or any portion of the Participant’s Account, except that such term shall not include any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (i) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and a designated Beneficiary, or (ii) for a period of ten (10) years or more. Further, the term “eligible rollover distribution” shall not include any distribution required to be made under Section 401(a)(9) of the Code or, the portion of any distribution that is not includible in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to Company Stock). To the extent applicable under the Plan, “eligible rollover distributions” shall also not include any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code. In addition, 2009 RMDS and Extended 2009 RMDs will be treated as an eligible rollover distribution.

(d)          For purposes of this Section 7.07, an “eligible retirement plan” shall have the meaning set forth in Section 402(c)(8) of the Code and any Treasury Regulations promulgated thereunder. To the extent such meaning is not consistent with the above references, an eligible retirement plan shall mean: (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity or annuity plan described in Section 403(a) or Section 403(b) of the Code, (iv) a qualified trust described in Section 401(a) of the Code, or (v) a governmental plan under Section 457 of the Code that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan means an individual retirement account or individual retirement annuity.

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(e)          An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order as defined in Section 414(p) of the Code.

Section 7.08        Waiver of 30-Day Period After Notice of Distribution.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulations Section 1.411(a)-11(c) is given, provided that:

(i)	the Trustee or Committee, as applicable, clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

Section 7.09        Non-Spouse Beneficiary Direct Rollover. If a non-spouse Beneficiary who is a distributee of any “eligible rollover distribution” (within the meaning of Section 401(a)(31) of the Code) (i) elects to have a distribution paid directly to an individual retirement account described in Sections 408(a) or 408(b) of the Code that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Section 401(a)(9)(E) of the Code) who is a non-spouse beneficiary (a “Non-spouse IRA”) and (ii) specifies the Non-spouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Non-spouse IRA, provided that such Non-spouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such eligible rollover distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Section 402(c) of the Code). The direct rollover must be made to a Non-spouse IRA on behalf of the designated beneficiary that will be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11) of the Code. A non-spouse beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Treasury regulations and other Internal Revenue Service guidance. If the Participant dies before his required beginning date and the non-spouse beneficiary rolls over to Non-spouse IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury regulations Section 1.401(a)(9)-3, Q&A-4(c), in determining the required minimum distributions from the Non-spouse IRA that receives the non-spouse beneficiary’s distribution.

Section 7.10        Roth IRA Rollover. A Participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Section 408A(b) of the Code.

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Section 8

Voting of Company Stock and Tender Offers

Section 8.01         Voting of Company Stock.

(a)           In General. The Trustee shall generally vote all shares of Company Stock held in the Trust in accordance with the provisions of this Section 8.01.

(b)          Allocated Shares. Shares of Company Stock which have been allocated to Participants’ Accounts shall be voted by the Trustee in accordance with the Participants’ written instructions.

(c)          Uninstructed and Unallocated Shares. Shares of Company Stock which have been allocated to Participants’ Accounts but for which no written instructions have been received by the Trustee regarding voting shall be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Company Stock. Shares of unallocated Company Stock shall also be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Company Stock. Notwithstanding the preceding two sentences, all shares of Company Stock which have been allocated to Participants’ Accounts and for which the Trustee has not timely received written instructions regarding voting and all unallocated shares of Company Stock must be voted by the Trustee in a manner determined by the Trustee to be solely in the best interests of the Participants and Beneficiaries.

(d)          Voting Prior to Allocation. In the event no shares of Company Stock have been allocated to Participants’ Accounts at the time Company Stock is to be voted, each Participant shall be deemed to have one share of Company Stock allocated to his Accounts for the sole purpose of providing the Trustee with voting instructions.

(e)          Procedure and Confidentiality. Whenever such voting rights are to be exercised, the Employers, the Committee, and the Trustee shall see that all Participants and Beneficiaries are provided with the same notices and other materials as are provided to other holders of the Company Stock, and are provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Company Stock allocated to their Accounts or deemed allocated to their Accounts for purposes of voting. The instructions of the Participants with respect to the voting of shares of Company Stock shall be confidential.

Section 8.02        Tender Offers.

In the event of a tender offer, Company Stock shall be tendered by the Trustee in the same manner set forth in Section 8.01 of the Plan regarding the voting of Company Stock.

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Section 9

The Committee and Plan Administration

Section 9.01        Identity of the Committee.

The Committee shall consist of three or more individuals selected by the Bank. Any individual, including a director, trustee, shareholder, officer, or Employee of an Employer, shall be eligible to serve as a member of the Committee. The Bank shall have the power to remove any individual serving on the Committee at any time without cause upon ten (10) days written notice to such individual and any individual may resign from the Committee at any time without reason upon ten (10) days written notice to the Bank. The Bank shall notify the Trustee of any change in membership of the Committee.

Section 9.02        Authority of Committee.

(a)          The Committee shall be the “plan administrator” within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically:

(i)	allocated to the Bank, the Employers, or the Trustee under the Plan and Trust Agreement;

(ii)	delegated in writing to other persons by the Bank, the Employers, the Committee, or the Trustee; or

(iii)	allocated to other parties by operation of law.

(b)          The Committee shall have exclusive responsibility regarding decisions concerning the payment of benefits under the Plan.

(c)          The Committee shall have full investment responsibility with respect to the Investment Fund except to the extent, if any, specifically provided in the Trust Agreement.

(d)          In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay such individuals reasonable compensation and expenses for their services rendered with respect to the operation or administration of the Plan to the extent such payments are not otherwise prohibited by law.

Section 9.03        Duties of Committee.

(a)          The Committee shall keep whatever records may be necessary in connection with the maintenance of the Plan and shall furnish to the Employers whatever reports may be required from time to time by the Employers. The Committee shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Committee shall see to the filing with the appropriate government agencies of all reports and returns required with respect to the Plan under ERISA and the Code and other applicable laws.

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(b)          The Committee shall have exclusive responsibility and authority with respect to the Plan’s holdings of Company Stock and shall direct the Trustee in all respects regarding the purchase, retention, sale, exchange, and pledge of Company Stock and the creation and satisfaction of any Acquisition Loan to the extent such responsibilities are not set forth in the Trust Agreement.

(c)          The Committee shall at all times act consistently with the Bank’s long-term intention that the Plan, as an employee stock ownership plan, be invested primarily in Company Stock. Subject to the direction of the Committee with respect to any Acquisition Loan pursuant to the provisions of Section 4.03 of the Plan, and subject to the provisions of Sections 7.05 and 11.04 of the Plan as to Participants’ rights under certain circumstances to have their Accounts invested in Company Stock or in assets other than Company Stock, the Committee shall determine, in its sole discretion, the extent to which assets of the Trust shall be used to repay any Acquisition Loan, to purchase Company Stock, or to invest in other assets selected by the Committee or an investment manager. No provision of the Plan relating to the allocation or vesting of any interests in the Company Stock or investments other than Company Stock shall restrict the Committee from changing any holdings of the Trust Fund, whether the changes involve an increase or a decrease in the Company Stock or other assets credited to Participants’ Accounts. In determining the proper extent of the Trust Fund’s investment in Company Stock, the Committee shall be authorized to employ investment counsel, legal counsel, appraisers, and other agents and to pay their reasonable compensation and expenses to the extent such payments are not prohibited by law.

(d)          If the valuation of any Company Stock is not established by reported trading on a generally recognized public market, then the Committee shall have the exclusive authority and responsibility to determine value of the Company Stock for all purposes under the Plan. Such value shall be determined as of each Valuation Date and on any other date as of which the Trustee purchases or sells Company Stock in a manner consistent with Section 4975 of the Code and the Treasury Regulations thereunder. The Committee shall use generally accepted methods of valuing stock of similar corporations for purposes of arm’s length business and investment transactions, and in this connection the Committee shall obtain, and shall be protected in relying upon, the valuation of Company Stock as determined by an independent appraiser experienced in preparing valuations of similar businesses and meeting the requirements contained in the regulations issued under Section 170(a)(1) of the Code.

Section 9.04        Compliance with ERISA and the Code.

The Committee shall perform all acts necessary to ensure the Plan’s compliance with ERISA and the Code. Each individual member of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA and the Code.

Section 9.05         Action by Committee.

All actions of the Committee shall be governed by the affirmative vote of a number of the members of the Committee which is a majority of the total number of the members of the Committee. The members of the Committee may meet informally and may take any action without meeting as a group.

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Section 9.06         Execution of Documents.

Any instrument executed by the Committee may be signed by any member of the Committee.

Section 9.07        Adoption of Rules.

The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper operation, administration and interpretation of the Plan.

Section 9.08        Responsibilities to Participants.

The Committee shall determine which Employees qualify to participate in the Plan. The Committee shall furnish to each Eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under ERISA. The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan. The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA or the Code (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Section 7, and the Committee shall provide for the payment of benefits in the proper form and amount from the Trust. The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with the terms of the Plan, applicable law, and the best interests of the individuals concerned.

Section 9.09        Alternative Payees in Event of Incapacity.

If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Transfers to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him. The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 9.09, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.

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Section 9.10        Indemnification by Employers.

Except as separately agreed in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon the Committee or such individual in connection with any claim made against the Committee or such individual or in which the Committee or such individual may be involved by reason of being, or having been, the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.

Section 9.11        Abstention by Interested Member.

Any member of the Committee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits under the Plan, unless his abstention would render the Committee incapable of acting on the matter.

Section 10

Rules Governing Benefit Claims

Section 10.01      Claim for Benefits.

Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for his benefits with the Committee on a form provided by the Committee. The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to begin. If a Participant or Beneficiary fails to file a claim by the 30th day before the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant’s benefits in the standard form prescribed by Section 7 of the Plan.

Section 10.02      Notification by Committee.

Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:

(a)          each specific reason for the denial;

(b)          specific references to the pertinent Plan provisions on which the denial is based;

(c)          a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

(d)          an explanation of the claims review procedures set forth in Section 10.03 of the Plan.

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Section 10.03      Claims Review Procedure.

Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written notice of appeal setting forth his reasons for disputing the Committee’s determination. In connection with his appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants’ and Beneficiaries’ rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee’s final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

Section 11

The Trust

Section 11.01      Creation of Trust Fund.

All amounts received under the Plan from an Employer and investments shall be held in a Trust Fund pursuant to the terms of this Plan and the Trust Agreement. The benefits described in this Plan shall be payable only from the assets of the Trust Fund. Neither the Bank, any other Employer, its board of directors or trustees, its stockholders, its officers, its employees, the Committee, nor the Trustee shall be liable for payment of any benefit under this Plan except from the Trust Fund.

Section 11.02      Company Stock and Other Investments.

Trust Fund held by the Trustee shall be divided into Company Stock and investments other than Company Stock. The Trustee shall have no investment responsibility for the portion of the Trust Fund consisting of Company Stock, but shall accept any Employer contributions made in the form of Company Stock, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Company Stock in accordance with the instructions of the Committee.

Section 11.03      Acquisition of Company Stock.

From time to time the Committee may, in its sole discretion, direct the Trustee to acquire Company Stock from the issuing Employer or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan. The Trustee shall pay for such Company Stock no more than its fair market value, which shall be determined conclusively by the Committee pursuant to Section 9.03(d) of the Plan. The Committee may direct the Trustee to finance the acquisition of Company Stock through an Acquisition Loan subject to the provisions of Section 4.03 of the Plan.

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Section 11.04      Participants’ Option to Diversify.

With respect to Company Stock acquired by the Plan, the following provisions shall apply:

(a)          Election by Qualified Participant. Each Qualified Participant shall be permitted to direct the Plan as to the investment of up to 25% (in whole multiples of 1 percent) of the value of the Participant’s Account attributable to Company Stock which was acquired by the Plan (to the extent that such portion exceeds the amount to which a prior election under this Section applies) within 90 days after the last day of each Plan Year in the Participant’s Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant’s Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of 50% (in whole multiples of 1 percent) of the value of such Account (to the extent that such portion exceeds the amount to which a prior election under this Section applies). Notwithstanding the foregoing, a Qualified Participant shall not be entitled to make the election hereunder for a Plan Year within the Qualified Election Period if the fair market value of his Accounts as of the last day of such Plan Year is less than $500. Notwithstanding anything herein to the contrary, the amounts that a Participant is eligible to elect to diversify under this Section 11.04(a) shall be reduced by any amounts such Participant has elected to receive or has received from the Plan.

(i)	“Qualified Participant” shall mean a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan.

(ii)	“Qualified Election Period” shall mean the six Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

(b)          Method of Diversifying Investment. The Qualified Participant’s election shall be provided to the Committee in writing, and shall be effective no later than 180 days after the close of the Plan Year to which the direction applies.

(c)          Diversification Options. The Qualified Participant’s diversification options are as follows:

(i)	The Qualified Participant may direct the Plan to transfer the amount the Qualified Participant elects to diversify under Section 11.04(a) into a separate subaccount under the Bank’s 401(k) Plan for the Qualified Participant Such transfer shall be made within 90 days after the last day of the period during which the election can be made directly into the Qualified Participant’s account in the Bank’s 401(k) plan. Once transferred, such amount shall be subject to the provisions of the terms and conditions of the 401(k) Plan.

(ii)	The Qualified Participant may elect to receive a distribution of the amount the Qualified Participant elects to diversify under Section 11.04(a). Such distribution shall be made within 90 days after the last day of the period during which the election can be made. A distribution under this Section 11.04(c)(ii) may be made directly to the Qualified Participant in cash or rolled over to another tax- qualified plan or individual retirement account.

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Section 12

Adoption, Amendment and Termination

Section 12.01      Adoption of Plan by Other Employers.

With the consent of the Bank, any entity may become a participating Employer under the Plan by:

(a)          taking such action as shall be necessary to adopt the Plan;

(b)          becoming a party to the Trust Agreement establishing the Trust Fund; and

(c)          executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity’s Employees.

Section 12.02      Adoption of Plan by Successor.

In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer’s business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

Section 12.03      Plan Adoption Subject to Qualification.

Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employers may deduct currently for federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code, the Plan may be amended retroactively to the earliest date permitted by the Code and the applicable Treasury Regulations in order to secure qualification under Section 401(a) of the Code. If this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code either as originally adopted or as amended, each Employer’s contributions to the Trust under this Plan (including any earnings thereon) shall be returned to it and this Plan shall be terminated. In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under Section 401(a) of the Code, the amendment may be modified retroactively to the earliest date permitted by the Code and the applicable Treasury Regulations in order to secure approval of the amendment under Section 401(a) of the Code.

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Section 12.04      Right to Amend or Terminate.

The Bank intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer’s Employees, and the Bank reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers. No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant’s or Beneficiary’s proportionate interest in the Trust Fund, or shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Except as is required for purposes of compliance with the Code or ERISA, the provisions of Section 4.04 relating to the crediting of contributions, forfeitures and shares of Company Stock released from the Loan Suspense Account, nor any other provision of the Plan relating to the allocation of benefits to Participants, may be amended more frequently than once every six months. Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Following a termination of this Plan by the Bank, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan and the Committee’s instructions.

Section 13

General Provisions

Section 13.01      Nonassignability of Benefits.

The interests of Participants and other persons entitled to benefits under the Plan shall not be subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated, pledged, encumbered, sold, or transferred. The prohibitions set forth in this Section 13.01 shall also apply any judgment, decree, or order (including approval of a property or settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child, or other dependent of a Participant pursuant to a domestic relations order, unless such judgment, decree or order is determined to be a “qualified domestic relations order” as defined in Section 414(p) of the Code.

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Section 13.02      Limit of Employer Liability.

The liability of the Employers with respect to Participants and other persons entitled to benefits under the Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4 of the Plan.

Section 13.03      Plan Expenses.

All expenses incurred by the Committee or the Trustee in connection with administering the Plan and Trust shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employers or by the Trustee.

Section 13.04      Nondiversion of Assets.

Except as provided in Sections 5.05 and 12.03 of the Plan, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

Section 13.05      Separability of Provisions.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 13.06      Service of Process.

The agent for the service of process upon the Plan shall be the president of the Bank and the Trustee, or such other person as may be designated from time to time by the Bank.

Section 13.07      Governing Law.

The Plan is established under, and its validity, construction and effect shall be governed by the laws of the State of New Jersey to the extent those laws are not preempted by federal law, including the provisions of ERISA.

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Section 13.08      Special Rules for Persons Subject to Section 16(b) Requirements.

Notwithstanding anything herein to the contrary, any former Participant who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, who becomes eligible to again participate in the Plan, may not become a Participant prior to the date that is six months from the date such former Participant terminated participation in the Plan. In addition, any person subject to the provisions of Section 16(b) of the 1934 Act receiving a distribution of Company Stock from the Plan must hold such Company Stock for a period of six months commencing with the date of distribution. However, this restriction will not apply to Company Stock distributions made in connection with death, retirement, disability or termination of employment, or made pursuant to the terms of a qualified domestic relations order.

Section 13.09      Military Service.

(a)          Notwithstanding any other provision of this Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(b)          If a Participant dies while performing “Qualified Military Service” (as defined below), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

(c)          Continued benefit accruals under the Plan are not provided pursuant to the HEART Act.

(d)          If an individual on Qualified Military Service receives a differential wage payment, (i) he shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation except for purposes of determining contributions and benefits under the Plan. For purposes of the foregoing, “differential wage payment” shall have the meaning given such term by Code Section 3401(h)(2).

(e)          For purposes of this provision, “Qualified Military Service” shall mean any service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code (“USERRA”)) by any Employee if such Employee is entitled to re-employment rights under USERRA with respect to such service.

Section 13.10      Use of Electronic Media to Provide Notices and Make Participant Elections.

Pursuant to Treasury Regulations Section 1.401(a)-21, the Plan may elect to use electronic media to provide notices required to be provided to Participants under the Plan and will accept elections from Participants communicated to the Plan using such electronic media.

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Section 14

Top-Heavy Provisions

Section 14.01      Applicability.

If the Plan is or becomes top-heavy or a member of a “required aggregation group” which is a “top-heavy group” (as defined in Code section 416), in any Plan Year the provisions of this Section 14 will supersede any conflicting provisions in the Plan, but only for those Plan Years in which the Plan remains top- heavy, except as otherwise provided below with respect to vesting. The top-heavy provisions shall only apply to Employees who completed at least one Hour of Service in a top-heavy year. The top-heavy provisions shall be interpreted to meet the requirements of Code section 416 and the regulations promulgated thereunder.

(a)          Key employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $170,000 (as adjusted under Section 416(i)(1) of the Code), a 5% owner of the Employer or a 1% owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means Compensation as defined in Section 5.05 of this Plan. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)          Determination of present values and amounts. This section (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Participants as of the distribution date.

(i)	Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of a Participant as of the Determination Date shall be increased by the distributions made with respect to the Participant under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period”.

(ii)	Participants not performing services during the year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

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Section 14.02      Plan Modifications Upon Becoming Top-Heavy.

(a)          Minimum Accruals. Section 5.04 of the Plan will be modified to provide that the aggregate amount of Employer contributions allocated in each Plan Year to the Accounts of each Participant who is a non-Key Employee (as defined under Section 416(i)(1) of the Code), and who is employed by an Employer as of the last day of the Plan Year, may not be less than the lesser of:

(i)	three percent (3%) of his Compensation (as defined in Section 5.05 of the Plan) for the Plan Year; and

(ii)	a percentage of his Compensation equal to the largest percentage obtained by dividing the sum of the amount credited to the Accounts of any Key Employee by that Key Employee’s Compensation.

(b)          Minimum Vesting. If a Participant’s vested interest in his Accounts is to be determined in a year during which the Plan is a top-heavy plan, then it shall be based on the following schedule:

Years of Service	Vested Percentage
Fewer than 3 years	0%
3 or more years	100%

(c)          The preceding provision will remain in effect for the period in which the Plan is top-heavy. If, for any particular year thereafter, the Plan is no longer top-heavy, the provisions contained in this Section 14.02 shall cease to apply, except that any previously vested portion of any Account balance shall remain nonforfeitable.

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